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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report:  November 16, 2000
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                          BETHLEHEM STEEL CORPORATION
                          ---------------------------
            (Exact name of Registrant as specified in its charter)

               Delaware                  1-1941          24-0526133
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   (State or other jurisdiction of    (Commission    (I.R.S. Employer
    incorporation)                    File Number)   Identification No.)

1170 Eighth Avenue
Bethlehem, Pennsylvania                                          18016-7699
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number including area code: (610) 694-2424
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                          Not Applicable
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        (Former name or former address, if changed since last report)

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Item 9.  Regulation FD Disclosure.
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As a result of recent changes to Bethlehem Steel Corporation's ("Bethlehem")
outlook for the fourth quarter 2000 and the announcement it made yesterday relating to the permanent closing of ingot teeming and slab mill operations at its Burns Harbor Division, Bethlehem is making this filing. This filing modifies certain key assumptions relative to Bethlehem's fourth quarter outlook that it communicated publicly through its telephone / web-cast conference call following the release of its third quarter earnings on October 24, 2000.

During its third quarter conference call, Bethlehem said that with respect to "our key assumptions for the 4th quarter, we believe that our shipments and product mix will probably be about the same as the 3rd quarter. We believe that our steel prices, on a constant mix basis, will be lower--down by perhaps 2 to 3 percent or so.

"But, we expect that our costs will be somewhat better -- by perhaps a percent or so, -- primarily as a result of not having the fire expense that we had in the third quarter. We also expect continued improvement as our new Sparrows Point Cold Mill ramps up but, we're assuming that improvement will be largely offset by higher energy costs and seasonal factors".

With respect to key assumptions for the fourth quarter 2000 compared to the third quarter 2000, Bethlehem now believes that relative to its aforementioned previously communicated assumptions:

          1.  Shipments will be somewhat lower,

          2.  Product mix will be about the same,

          3. Steel prices, on an index basis, will be down about at the high end of the 2 to 3% range, and

          4.  Costs will be higher than its costs in the third quarter.

Additionally, Bethlehem announced yesterday that it would permanently close the ingot teeming and slab mill operations at its Burns Harbor Division. Bethlehem said that it would record a pre-tax restructuring charge of $6 million in the fourth quarter 2000 in connection with this decision.

Forward-looking Statements

         This filing contains forward-looking statements. Our use of the words "expects", "believe", "intent", "should", "plan" and similar words are intended to identify these statements as forward-looking. In accordance with the provisions of the Private Securities Litigation Reform Act of 1995, reference is made to "Item 1 - Business - Forward-Looking Statements" of Bethlehem's 1999 Annual Report on Form 10-K and to "Cautionary Statement" of Bethlehem's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 24, 1998 for important factors that could cause actual results to differ materially from those projected.


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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BETHLEHEM STEEL CORPORATION
                                                (Registrant)


                                         By: /s/ L.A. Arnett
                                             ---------------------------
                                             L. A. Arnett
                                             Vice President and Controller
                                             (principal accounting officer)
Date:  November 16, 2000







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